Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 13, 2003 (except for Notes 3 and 14 as to which the date is March 26, 2003) accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Xybernaut Corporation (the Company) on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Forms S-3 (File No. 333-68859, effective January 25, 1999, File No. 333-33940, effective April 25, 2000, File No. 333-40996, effective August 4, 2000, File No. 333-51974, effective January 12, 2001, File No. 333-60556, effective May 23, 2001, File No. 333-68832, effective November 15, 2001, File No. 333-74182, effective December 27, 2001, File No. 333-85188, effective April 22, 2002, File No. 333-92348, effective July 29, 2002, File No. 333-99041, effective September 19, 2002, and File No. 333-101257, effective November 27, 2002) and on Form S-8 (File No. 333-94463, effective January 12, 2000, File No. 333-56814, effective March 9, 2001 and File No. 333-92344, effective July 12, 2002).

/s/ GRANT THORNTON LLP

Vienna, Virginia
March 26, 2003